EXHIBIT 16.1 TO PACIFIC ALLIANCE CORPORATION FORM 8-K

HAROLD Y. SPECTOR, CPA	SPECTOR & ASSOCIATES, LLP	70 SOUTH LAKE AVENUE
STEVEN M. SPECTOR, CPA	Certified Public Accountants	SUITE 630
	(888) 584-5577	PASEDENA, CA 91101
Fax (626) 584-6447
spectorwongcpa@aol.com

July 29, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs:

We have read Item 4.01(a) of Pacific Alliance Corporation’s Report on Form 8-K dated July 29, 2010 and agree with the statements made therein. We consent to the filing of this letter as Exhibit ___ to the Form 8-K.

Yours truly,

/s/Harold Spector

Spector & Associates, LLP

Pasedena, CA